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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (date of earliest event reported):  December 29, 2000

                           SCOTIA PACIFIC COMPANY LLC
              (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                  (State or other jurisdiction of incorporation)

                                    333-63825
                            (Commission File Number)

                                   68-0414690
                    (I.R.S. Employer Identification Number)

                                  P.O. BOX 712
                           125 MAIN STREET, 2ND FLOOR
                               SCOTIA, CALIFORNIA
                    (Address of Principal Executive Offices)
                                      95565
                                   (Zip Code)

     Registrant's telephone number, including area code:  (707) 764-2330

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ITEM 5.  OTHER EVENTS.

   On December 29, 2000, the State of California acquired from the Registrant
("Scotia Pacific") approximately 1,200 acres of timberlands known as the Owl
Creek grove. The State's acquisition of the Owl Creek grove was provided for as part of the Headwaters Agreement consummated on March 1, 1999. Scotia Pacific received $67 million in cash from the sale. Scotia Pacific expects that on the
January 22, 2001 Note Payment Date with respect to its Timber Collateralized
Notes, after giving effect to Scotia Pacific's income and expenses for the month of December, cumulative and deemed harvest to date, and the various transfers in respect of the Expense Reserve, the Collection Account and other Timber Note accounts (including distributions from the Scheduled Amortization Reserve
Account), approximately that same amount will be released from the Lien of
Timber Note Indenture. While these monies will be available for distribution to
Scotia Pacific's parent, The Pacific Lumber Company, the Board of Managers of
Scotia Pacific has not yet made a determination regarding the disposition of these monies.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 2, 2001                      SCOTIA PACIFIC COMPANY LLC
                                                   (Registrant)

                                        By:    /s/ Bernard L. Birkel
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                                                  Bernard L. Birkel
                                                      Secretary